                                                                   EXHIBIT 10.24


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

     THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") dated as of the 1/st/ day of December, 1999, by and among PLAINS MARKETING, L.P. ("Borrower"), ALL AMERICAN PIPELINE, L.P. ("All American"), PLAINS ALL AMERICAN PIPELINE, L.P. ("Plains MLP"), and BANKBOSTON, N.A., as Administrative Agent (in such capacity, "Administrative Agent"), First Union National Bank, as Syndication Agent, and Bank of America, N.A., as Documentation Agent, and the Lenders party hereto.

                             W I T N E S S E T H:

     WHEREAS, Borrower, All American, Plains MLP, Administrative Agent, and Lenders entered into that certain Amended and Restated Credit Agreement dated as of November 17, 1998 (as amended, restated, or supplemented to the date hereof, the "Original Agreement") for the purposes and consideration therein expressed, pursuant to which Lenders became obligated to make and made loans to Borrower as therein provided; and

     WHEREAS, Borrower, All American, Plains MLP, Administrative Agent, and Lenders desire to amend and restate the Original Agreement for the purposes described herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Original Agreement, as amended and restated hereby, in consideration of the loans which may hereafter be made by Lenders to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

             ARTICLE I. -- Definitions and References; Restatement
                           ---------------------------------------

     (S) 1.1.  Terms Defined in the Original Agreement.  Unless the context
               ---------------------------------------
otherwise requires or unless otherwise expressly defined herein, the terms defined in the Original Agreement, as amended and restated hereby, shall have the same meanings whenever used herein.

     (S) 1.2.  Other Defined Terms.  Unless the context otherwise requires, the
               -------------------
following terms when used herein shall have the meanings assigned to them in this (S) 1.2.

               "Amendment" means this Second Amended and Restated Credit
                ---------
     Agreement.

               "Credit Agreement" means the Original Agreement as amended and
                ----------------
     restated hereby.

     (S) 1.3.  Restatement.  The Original Agreement is hereby restated in its
               -----------
current form with the amendments set forth herein below. This Amendment, together with the Original Agreement, shall be deemed to be an amendment and restatement of the Original Agreement. All references to the Credit Agreement in any other document, instrument, agreement, or writing shall hereafter be deemed to refer to this Amendment and to the Original Agreement as amended and restated hereby.

     (S) 1.4.  Agents.  First Union National Bank is hereby designated as
               ------
Syndication Agent hereunder and Bank of America, N.A. is hereby designated as Documentation Agent hereunder; provided, however, that neither First Union National Bank, as Syndication Agent, nor Bank of America, N.A., as Documentation Agent (the "Co-Agents"), shall have any duties or responsibilities whatsoever in such agency capacities (as opposed to its capacity as a Lender) under or in connection with the Original Agreement, as amended and restated hereby, or under any of the other Loan Documents. The relationship between Borrower, on the one hand, and the Co-Agents and Administrative Agent, on the other hand, shall be solely that of borrower and lender. None of the Co-Agents nor the Administrative Agent nor any Lender shall have any fiduciary responsibilities to Borrower or any of its Affiliates. None of the Co-Agents nor the Administrative Agent nor any Lender undertakes any responsibility to Borrower or any of its respective Affiliates to review or inform Borrower of any matter in connection with any phase of Borrower's or such Affiliate's business or operations.

                     ARTICLE II. -- Amendments and Waiver
                                    ---------------------

     (S) 2.1.  Definitions.
               -----------

     (a) Modifications.  References to the "All American Agreement" contained in
         -------------
the Original Credit Agreement shall be deemed to refer to such agreement as amended from time to time, including as of the date hereof. The definitions of Base Rate, Borrowing Base, Consolidated EBITDA, Consolidated Funded Indebtedness, Default Rate, Eurodollar Rate Margin, First Purchase Crude Payables, Interest Expense, Interest Payment Date, Material Market Open Position Loss and Maximum Facility Amount contained in Section 1.1 of the Original Agreement are hereby amended in their entirety to read as follows:

          "Base Rate' means the sum of (a) the Base Rate Margin plus (b) the
           ---------
     higher of (i) the annual rate of interest announced from time to time by Administrative Agent at its "base rate" at its head office in Boston, Massachusetts, or (ii) the Federal Funds Rate plus one-half percent (0.5%) per annum; provided that such rate may not be the lowest rate at which funds are made available to customers of Administrative Agent at such time. Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate."

          "Borrowing Base' means the remainder of (a) minus (b) below as of the
           --------------
     date of determination:

     (a) the sum of the following as of the date of determination:

          (i)   100% of Eligible Cash Equivalents; plus

          (ii)  90% of Approved Eligible Receivables; plus

          (iii) 85% of Eligible Margin Deposits; plus

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          (iv)  the lesser of (A) 95% of Hedged Eligible Inventory plus 100% of
                Other Eligible Inventory Value or (B) $40,000,000 prior to November 30, 1999, $22,000,000 on and after December 1 and prior to January 31, 2000 and zero thereafter; plus

          (v)   80% of Eligible Exchange Balances, plus

          (vi)  100% of all Paid but Unexpired Letters of Credit

     MINUS (b) the following as of the date of determination:

          (i)   100% of First Purchase Crude Payables; plus

          (ii)  100% of Other Priority Claims, plus

          (iii) The Estimate Adjustment Amount as provided in Section 2.13, plus

          (iv) The amount of any setoff or contra account to any Eligible Receivable which could arise from a purchase obligation of crude oil in any future month to the extent not otherwise reflected as a reduction of Eligible Receivables."

          "Consolidated EBITDA' means, for any four-Fiscal Quarter period, the
           -------------------
     sum of (1) the Consolidated Net Income of Plains MLP and its Subsidiaries during such period, plus (2) all interest expense which was deducted in determining such Consolidated Net Income for such period, plus (3) all income taxes (including any franchise taxes to the extent based upon net income) which were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net Income, plus (5) the Identified Loss Adjustment, minus (6) all non-cash items of income which were included in determining such Consolidated Net Income. The term "Identified Loss Adjustment" means (i) for each four-
                       --------------------------
     Fiscal Quarter period ending on or prior to March 31, 2000, the portion of the Identified Loss incurred in such period not to exceed an aggregate amount of $180,000,000 and (ii) for each four-Fiscal Quarter period ending after March 31, 2000, zero."

          "Consolidated Funded Indebtedness' means as of any date, the sum of
           --------------------------------
     the following (without duplication): (i) all Indebtedness which is classified as "long-term indebtedness" on a consolidated balance sheet of Plains MLP and its Consolidated Subsidiaries prepared as of such date in accordance with GAAP and any current maturities or other principal amount in respect of such Indebtedness due within one year but which was classified as "long-term indebtedness" at the creation thereof, (ii) indebtedness for borrowed money of Plains MLP and its Consolidated Subsidiaries outstanding under a revolving credit or similar agreement providing for borrowings (and renewals and extensions thereof) over a period of more than one year, notwithstanding

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     the fact that any such borrowing is made within one year of the expiration of such agreement, and (iii) Indebtedness in respect of Capital Leases of Plains MLP and its Consolidated Subsidiaries; provided, however, Consolidated Funded Indebtedness shall not include (i) Indebtedness in respect of letters of credit or in respect of Cash and Carry Purchases and
     (ii) subordinate Indebtedness referred to in subsection 7.1(g)."

          "Default Rate' means, at the time in question, (i) four percent (4%)
           ------------
     per annum plus the Adjusted Eurodollar Rate then in effect for any Eurodollar Loan (up to the end of the applicable Interest Period) or (ii) two percent (2%) per annum plus the Base Rate for each Base Rate Loan; provided, however, the Default Rate shall never exceed the Highest Lawful Rate."

          "Eurodollar Rate Margin' means two and one quarter percent (2.25%) per
           ----------------------
     annum."

          "First Purchase Crude Payables' means the unpaid amount of any payable
           -----------------------------
     obligation related to the purchase of crude oil by Borrower which Administrative Agent determines will be secured by a statutory Lien, including but not limited to the statutory Liens, if any, created under the laws of Texas, New Mexico, Wyoming, Kansas, and/or Oklahoma to the extent such payable obligation is not at the time in question covered by a Letter of Credit."

          "Interest Expense' means, with respect to any period, the sum
           ----------------
     (without duplication) of the following (in each case, eliminating all offsetting debits and credits between Plains MLP and its Subsidiaries and all other items required to be eliminated in the course of the preparation of Consolidated financial statements of Plains MLP and its Subsidiaries in accordance with GAAP): (a) all interest and commitment fees in respect of Indebtedness of Plains MLP or any of its Subsidiaries (including imputed interest on Capital Lease Obligations) which are accrued during such period and whether expensed in such period or capitalized; plus (b) all fees, expenses and charges in respect of letters of credit issued for the account of Plains MLP or any of its Subsidiaries, which are accrued during such period and whether expensed in such period or capitalized. Interest which is accrued but unpaid on the subordinate Indebtedness referred to in subsection 7.1(g), the fees payable pursuant to the letter agreement described in Section 2.12(d)(ii), and the amendment fee payable pursuant to
     Section 3.1(f) of the Third Amendment to the All American Agreement shall not be treated as Interest Expense.

          "Interest Payment Date' means (a) with respect to each Base Rate
           ---------------------
     the last day of each calendar month, and (b) with respect to each Eurodollar Loan, the last day of each calendar month and the last day of the Interest Period that is applicable to such Eurodollar Loan."

          "Material Market Open Position Loss' means a cumulative amount of net
           ----------------------------------
     losses resulting from open inventory positions (excluding inventory consisting of tank bottoms, pipeline linefill requirements and other working inventory of up to 600,000 barrels in the aggregate) of all Restricted Persons on a mark to market basis during any period of 12

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     consecutive months in excess of $5,000,000 (exclusive of linefill carried in the All American Pipeline), calculated without inclusion of that portion of the Identified Loss incurred during such period."

          "Maximum Facility Amount' means the following amounts as such amounts
           -----------------------
     may be reduced by Borrower from time to time as provided in Section 2.12.:

     (a) from November 17, 1998 to and including November 30, 1999,
     $175,000,000;

     (b) from and including December 1, 1999 to and including December 31, 1999, $255,000,000 for Letters of Credit, plus an aggregate amount for Loans of $40,000,000 of which no more than $22,000,000 shall be for Cash and Carry Purchases;

     (c) from and including January 1, 2000 to and including January 31, 2000, $301,000,000 for Letters of Credit and Cash and Carry Purchases of which no more than $22,000,000 shall be for Cash and Carry Purchases, plus an aggregate amount for other Loans of $14,000,000;

     (d) from and including February 1, 2000 to and including April 30, 2000, $225,000,000 for Letters of Credit plus an aggregate amount for Loans of $14,000,000;

     (e) from and including May 1, 2000 to and including June 30, 2000, $225,000,000 for Letters of Credit; and

     (f) from and including July 1, 2000 to the last day of the Commitment Period, $200,000,000 for Letters of Credit."

     (b)  Deletions.  The definitions of "Applicable Leverage Ratio" and
          ---------
"Applicable Rating Level" are hereby deleted in their entirety from the Original Agreement.

     (c)  Additions.  The following definitions are hereby added to Section 1.1
          ---------
of the Original Agreement:

          "Base Rate Margin' three-quarters of one percent (0.75%) per annum."
           ----------------

          "Back to Back Transaction' means a specific transaction for either (i)
           ------------------------
     a specific purchase of crude oil that is matched, alone or with one or more other specifically identified purchases, with one or more specifically identified sales of crude oil having substantially the same or equivalent volume, price basis, delivery location, delivery time and commodity specifications so as to represent back to back transactions satisfactory to the Administrative Agent or any Person designated by Administrative Agent for the purpose of reviewing such transactions, or (ii) a specific exchange of equal volumes of crude oil that have the same or substantially equivalent price basis, delivery time and commodity specification satisfactory to the Administrative Agent or any Person designated by Administrative Agent for the purpose of reviewing such transactions."

          "Identified Loss' means (i) the loss in the aggregate amount of
           ---------------
     $160,000,000 arising from unauthorized trading activity by Borrower during the period of January 1, 1999 to November 20, 1999 plus (ii) the fees and expenses of lawyers, accountants and other professionals and fees associated with amendments and waivers by lenders, in each case associated with such loss in an aggregate amount up to $20,000,000."

          "Maximum Loan Amount' means:
           -------------------

     (a) from November 17, 1998 to and including November 30, 1999, $40,000,000;

     (b) from and including December 1, 1999 to and including December 31, 1999, $40,000,000;

     (c) from and including January 1, 2000 to and including January 31, 2000, $36,000,000;

     (c) from and including February 1, 2000 to and including April 30, 2000, $14,000,000; and

     (d) from and including May 1, 2000 to the last day of the Commitment Period, zero."

     (S) 2.2. Commitments to Lend; Notes.  Section 2.1 of the Original Agreement
              --------------------------
is hereby amended in its entirety to read as follows:

          "Section 2.1.  Loans; Notes.  Subject to the terms and conditions
                         ------------
     hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time prior to January 1, 2000, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, (b) after giving effect to such loans, the aggregate principal amount of outstanding Loans will not exceed the Maximum Loan Amount, and (c) after giving effect to such Loans, the Facility Usage does not exceed the lesser of (i) the Maximum Facility Amount and (ii) the Borrowing Base determined as of the date on which the requested Loans are to be made. The aggregate amount of all Loans in any Borrowing must be equal to $2,000,000 or any higher integral multiple of $250,000. Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein. Each Note shall be due and payable as provided herein and therein. Prior to November 30, 1999, subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow hereunder. Notwithstanding anything to the contrary contained in this Agreement or in any Note, Borrower shall pay the principal amount of the Loan on each day to the extent that the aggregate Loans exceed the Maximum Loan Amount on such day and shall pay all Loans on April 30, 2000.

     (S) 2.3. Use of Proceeds.  Section 2.4 of the Original Agreement is hereby
              ---------------
amended in its entirety to read as follows:

               "Section 2.4.  Use of Proceeds.  Borrower shall use the
                              ---------------
     proceeds of all Loans (a) made prior to November 30, 1999, to make Qualified Inventory Purchases and to refinance Matured LC Obligations and
     (b) made on or after December 1, 1999 solely for those Cash and Carry Purchases not to exceed 2,000,000 barrels committed by Borrower prior to November 30, 1999 and to pay transaction costs incurred in connection with the Third Amendment to this Agreement, the Third Amendment to the All American Agreement, and related transactions, including without limitation the fees and expenses of lawyers, accountants and other professionals, in each case limited as set forth in the definition of Maximum Facility Amount. In no event shall any Loan or any Letter of Credit be used (i) to fund distributions by Plains MLP, (ii) directly or indirectly by any Person for personal, family, household or agricultural purposes, (iii) for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or (iv) to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock."

     (S) 2.4. Letters of Credit.  Section 2.7 of the Original Agreement is
              -----------------
hereby amended in its entirety to read as follows:

               "Section 2.7  Letters of Credit.  Subject to the terms and
                             -----------------
     conditions hereof, Borrower may during the Commitment Period request LC Issuer to issue, amend, or extend the expiration date of, one or more Letters of Credit, provided that:

          (a) after taking such Letter of Credit into account the Facility Usage does not exceed the lesser of (i) the Maximum Facility Amount at such time or (ii) the Borrowing Base at such time;

          (b) the expiration date of such Letter of Credit is prior to the earlier of (i) 70 days (or 100 days, if the beneficiary thereof is Exxon Company U.S.A.) after the date of issuance of such Letter of Credit (or 180 days after the date of issuance in the case of a Surety Letter of Credit) or (ii) 30 days prior to the end of the Commitment Period;

          (c) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is not reimbursable under Article III;

          (d) either (i) such Letter of Credit is related to the purchase or exchange by Borrower of crude oil and is in the Form of Exhibit D hereto or such other form and terms as shall be acceptable to LC Issuer in its sole and absolute discretion and Currently Approved by Majority Lenders; provided, however, that on and after December 1, 1999 such Letter of Credit may only be issued to support a Back to Back Transaction, or (ii) such Letter of Credit is a Surety Letter of Credit and after taking such Letter of Credit into account the aggregate amount of LC Obligations in respect to all Surety Letters of Credit does not exceed $1,000,000;

          (e) from and after December 1, 1999, LC Issuer shall have received all reports and other information, in form and substance satisfactory to LC Issuer, required under Section 6.2, and all such reports and other information confirm to LC Issuer's satisfaction that such Letter of Credit is a Back to Back Transaction Letter of Credit; and

          (f) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

     LC Issuer will honor any such request if the foregoing conditions (a) through (f) (in the following Section 2.8 called the "LC Conditions") have
                                                           -------------
     been met as of the date of issuance, amendment, or extension of such Letter of Credit. The outstanding letters of credit issued by LC Issuer under the Existing Agreement shall be deemed to be Letters of Credit issued hereunder; Borrower hereby represents and warrants that the LC Conditions have been met as of the date hereof with respect to each such Letter of Credit."

     (S) 2.5.  Requesting Letters of Credit.  Section 2.8 of the Original
               ----------------------------
Agreement is hereby amended in its entirety to read as follows:

               "Section 2.8.  Requesting Letters of Credit.  Borrower must make
                              ----------------------------
     application electronically transmitted by means of Administrative Agent's Trade Key System for any Letter of Credit at least two Business Days (other than Letters of Credit issued on December 1 or 2, 1999) before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such application, unless otherwise expressly stated therein, Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.7 will be met as of the date of issuance of such Letter of Credit and to have agreed to all terms and provisions of the application for a letter of credit in the form of Exhibit E, the terms and provisions of which are hereby incorporated herein by reference. If all LC Conditions for a Letter of Credit have been met as described in Section
     2.7 on any Business Day before 11:00 a.m., Boston, Massachusetts time, LC Issuer will issue such Letter of Credit on the same Business Day at LC Issuer's office in Boston, Massachusetts. If the LC Conditions are met as described in Section 2.7 on any Business Day on or after 11:00 a.m., Boston, Massachusetts time, LC Issuer will issue such Letter of Credit on the next succeeding Business Day at LC Issuer's office in Boston, Massachusetts. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control."

     (S) 2.6.  Letters of Credit.  Subsections (a) and (b) of Section 2.9 of the
               -----------------
Original Agreement are hereby amended in their entirety to read as follows:

     "Section 2.9.  Reimbursement and Participations.
                    --------------------------------

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

               (a)  Reimbursement by Borrower.  Each Matured LC Obligation shall
                    -------------------------
     constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Default Rate.

               (b)  [Intentionally deleted]"

     (S) 2.7.  Interest Rates and Fees.  Subsections (b), (c), and (d) of
               -----------------------
Section 2.12. of the Original Agreement are hereby amended in their entirety to read as follows, and the following Section 2.12(e) is hereby added to the Original Agreement as follows:

               "(b)  Commitment Fees.  In consideration of each Lender's
                     ---------------
     commitment to make Loans and to participate in Letters of Credit, Borrower will pay to Administrative Agent for the account of each Lender a commitment fee determined on a daily basis by applying a rate of one half of one percent (0.50%) per annum to such Lender's Percentage Share of the unused portion of the Maximum Facility Amount on each day during the Commitment Period, determined for each such day by deducting from the amount of the Maximum Facility Amount at the end of such day the Facility Usage. This commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period. Borrower shall have the right from time to time to permanently reduce the Maximum Facility Amount, provided that (i) notice of such reduction is given not less than 2 business Days prior to such reduction, (ii) the resulting Maximum Facility Amount is not less than the Facility Usage, and
     (iii) each partial reduction shall be in an amount at least equal to $500,000 and in multiples of $100,000 in excess thereof.

               (c)  Letter of Credit Fees.  In consideration of LC Issuer's
                    ---------------------
     issuance of any Letter of Credit after December 1, 1999, Borrower agrees to pay (i) to Administrative Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit fee at a rate equal to two and one quarter percent (2.25%) per annum, and (ii) to such LC Issuer for its own account, a letter of credit fronting fee at a rate equal to one eighth of one percent (.125%) per annum. Each such fee will be calculated on the face amount of each Letter of Credit outstanding on each day at the above applicable rates and will be payable monthly in arrears on the last day of each month and upon drawing on or expiration of such Letter of Credit, as applicable. In addition, Borrower will pay to LC Issuer a minimum administrative issuance fee of $100 for each Letter of Credit and such other fees and charges customarily charged by the LC Issuer in respect of any amendment or negotiation of any Letter of Credit in accordance with the LC Issuer's published schedule of such charges as of the date of such amendment or negotiation.

               (d)  Other Fees.  In addition to all other amounts due to
                    ----------
     Administrative Agent under the Loan Documents, Borrower will pay all fees
     (i) to Administrative Agent as described in a letter agreement dated December 1, 1999 between Administrative Agent and Borrower, (ii) to certain Lenders and their affiliates as described in a letter agreement dated December 1, 1999 between such Lenders and Borrower and (iii) to Lenders as described in a letter agreement dated December 1, 1999.

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     (S) 2.8.  Books, Financial Statements, and Reports.  Section 6.2 of the
               ----------------------------------------
Original Agreement is amended by adding thereto the following Subsections 6.2(i), 6.2(j), 6.2(k), 6.2(l),6.2(m), and 6.2(n):

               "(i)   concurrently with the request for the issuance of any
     Letter of Credit, and on or prior to the 28/th/ day of each month, a schedule forecasting report by a firm of independent consultants or accountants acceptable to Administrative Agent confirming Borrower's compliance with (A) the requirements of Back to Back Transactions and (B)
     Section 6.20(b) with regard to transactions described in the most recent Borrowing Base Report, in form and substance satisfactory to Administrative Agent, which shall list for the immediately succeeding calendar month, each purchase, sale or exchange of crude oil, the volumes for each such purchase, sale or exchange, the counterparties for each such purchase, sale or exchange, and related pricing indices, and shall have attached thereto
     (i) copies of all material purchase, sales or exchange contracts related to transactions for which Letters of Credit are requested or issued and (ii) calculations of Borrower's estimated gross margin and operating income for such calendar month, all in form and substance satisfactory to Administrative Agent.

               (j) On each Business Day, a MERC position report of Restricted Persons as of such date.

               (k) On a daily, weekly, or other periodic basis determined by Administrative Agent, a report of inventory positions of Restricted Persons in form satisfactory to Administrative Agent.

               (l) On the last day of each calendar week a report on the status of the Borrowing Base in form satisfactory to Administrative Agent completed by an authorized officer of General Partner.

               (m) On or before 1:00 p.m., Boston, Massachusetts time, on the 10/th/ day of each calendar month, a Consolidated statement of Plains MLP's earnings and cash flows for the immediately preceding calendar month in form satisfactory to Administrative Agent.

               (n) On the 15/th/ and the last day of each calendar month, Borrower's earnings and cash flow forecast for the current and two succeeding months, both including and excluding Plains Scurlock Permian, L.P., and accompanying the forecast due on the 15/th/ day of each calendar month, a report in form and substance satisfactory to Administrative Agent from PricewaterhouseCoopers, Arthur Andersen or other independent certified public accountants selected by General Partner and acceptable to Majority Lenders, regarding the methodology used by Borrower for its cash flows and the reasonableness of the assumptions used by Borrower in connection with its forecast."

     (S) 2.9.  Other Information and Inspections.  Section 6.3 of the Original
               ---------------------------------
Agreement is hereby amended to add the following sentence immediately before the last sentence thereof:

     "Borrower shall (i) at all times provide all information and shall provide access to all Restricted Persons' books and records to a firm of independent public accountants or independent consultants retained by the Administrative Agent for purposes of confirming the Borrowing Base, Borrower's compliance with all conditions related to Letters of Credit and such other matters relating to the Restricted Persons as may be determined from time to time by Administrative Agent and (ii) shall pay within 20 days after an invoice therefor has been delivered to Borrower all fees and expenses of such independent public accountants or independent consultants incurred in connection with their activities."

     (S) 2.10. Operating Practices; Linefill Contracts. The following Sections
               ---------------------------------------
6.21 and 6.22 are hereby added to the Original Agreement:

               "Section 6.21. Operating Practices.
                              -------------------

               (a) Borrower shall operate its business in a manner that is consistent with the best practices of companies in similar businesses and similarly situated. Borrower shall, during the month of December, 1999 and from time to time thereafter as requested by Administrative Agent, review its policies and procedures regarding its crude oil purchases, sales, exchanges and Hedging Contracts, as soon as possible adopt such policies and procedures relating thereto as may be recommended by Restricted Persons' or Administrative Agent's third party consultants and accountants, and provide a report to Lenders regarding such policies and procedures, including such policies and procedures which Borrower could adopt and has adopted to represent such best practices.

               (b) Borrower shall not enter into any transaction involving any crude oil purchase, sale, exchange or Hedging Contract unless such transaction is a Back to Back Transaction or is a Cash and Carry Transaction described on Schedule 8.

               Section 6.22.  Monetize Linefill Contracts.  On or prior to
                              ---------------------------
     January 20, 2000, Borrower shall monetize all contracts for the sale of linefill contained in the All American Pipeline and the linefill related to such contracts, with respect to the deliveries to be made in January and February, 2000 providing for a discount of not more than 10% of the full purchase price, and otherwise in a form and on terms reasonably satisfactory to Lenders whose combined Percentage Share is not less than 80%. The foregoing covenant shall have no grace period as otherwise specified in Section 8.1(e). All cash proceeds from such monetization shall be used to fund the working capital shortages resulting from the Identified Loss. Any such cash proceeds not immediately needed for such working capital shortages shall be held as cash collateral in a lockbox maintained by Administrative Agent to secure first the obligations of Borrower under the All American Agreement and second the obligations of Borrower under this Credit Agreement until it is needed for such working capital shortages.

     (S) 2.11. Indebtedness. Section 7.1 of the Original Agreement is hereby
               ------------
amended by renumbering clause (g) to be clause (h) and to insert a new clause
(g), to read as follows:

               "(g) Indebtedness in a principal amount not at any time in excess of $114,000,000 (plus accrued unpaid interest on such principal amount) owing by Borrower to General Partner and subordinated to the Obligations under this Agreement and the Indebtedness under the All American Agreement on terms and conditions satisfactory to Administrative Agent."

     (S) 2.12. Limitation on Dividends and Redemptions. Section 7.6 of the
               ---------------------------------------
Original Agreement is hereby to read as follows:

               "Section 7.6  Limitation on Dividends and Redemptions.  No
                             ---------------------------------------
     Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, while any Loan is outstanding. Notwithstanding the foregoing, but subject to Section 7.5,
     (i) Subsidiaries of Plains MLP, Borrower, or of any Guarantor shall not be restricted, directly or indirectly, from declaring and paying dividends or making any other distributions to Plains MLP, Borrower, or any such Guarantor, respectively, (ii) no Restricted Person shall be restricted from making capital contributions to a Wholly Owned Subsidiary of such Restricted Person that is a Guarantor, and (iii) Plains MLP may make a regular quarterly distribution of Available Cash to its partners in accordance with the Partnership Agreement if, and only if, all Lenders (or, if no Lender shall have a Percentage Share exceeding 25%, Majority Lenders) shall have given their prior written consent to such distribution."

     (S) 2.13. Current Ratio. Section 7.11 of the Original Agreement is hereby amended in its entirety to read as follows:

               "Section 7.11. Current Ratio. The ratio of (i) the sum of Plains MLP's Consolidated current assets plus the All American Revolver Availability to (ii) Plains MLP's Consolidated current liabilities will never be less than 1.0 to 1.0. For purposes of this section, Plains MLP's Consolidated current liabilities will be calculated without including (a) any payments of principal on the Notes which are required to be repaid within one year from the time of calculation and (b) all Liabilities arising under permitted Hedging Contracts. Further, Consolidated current liabilities shall be decreased by (x) $105,000,000 for the period from December 1, 1999 to and including January 31, 2000 and (y) $10,000,000 for the period from January 31, 2000 through and including February 28, 2000."

     (S) 2.14. Debt to Capital Ratio.  Section 7.15 of the Original Agreement
               ---------------------
is hereby amended in its entirety to read as follows:

               "Section 7.15  Debt to Capital Ratio.  On or before April 30,
                              ---------------------
     2000, the ratio of (a) all Consolidated Funded Indebtedness to (b) the sum of Consolidated Funded Indebtedness plus Consolidated Net Worth plus one-half (50%) of the Identified Loss will never be greater than .60 to 1.0 at any time. After April 30, 2000, the ratio of (a) all Consolidated Funded Indebtedness to (b) the sum of Consolidated Funded Indebtedness plus Consolidated Net Worth will never be greater than .60 to 1.0 at any time."

     (S) 2.15. Open Inventory Position.  Section 7.16 of the Original Agreement
               -----------------------
is hereby amended in its entirety as follows:

               "Section 7.16  Open Inventory Position.  Borrower shall not at
                              -----------------------
     any time have an Open Position other than inventory consisting of tank bottoms, pipeline linefill requirements and other working inventory not to exceed at any time 600,000 barrels in the aggregate."

     (S) 2.16. Future Delivery Contracts.  The Agreement is amended to add
               -------------------------
following Sections 7.18 and 7.19  to the Original Agreement:

               "Section 7.18 Future Delivery Contracts.
                             -------------------------

               (a) No contract shall be entered into after December 1, 1999 for delivery or receipt of crude oil (including but not limited to a futures contract, open market contract or forward sale) other than (i) for delivery or receipt during the next succeeding two months after the date of the such contract or (ii) involving sales solely on a floating market price basis.

               (b) Once a contract giving rise to an "Eligible Receivable" is reflected in a Borrowing Base Report representing the obligation to deliver crude oil in the month next succeeding the month in which the Borrowing Base Report is delivered, such a contract may not be modified, sold or exchanged in any respect which would affect the Borrowing Base without the consent of the Administrative Agent and a re-certification of the Borrowing Base in a Borrowing Base Report satisfactory to Administrative Agent.

               Section 7.19.  No Contango Transactions.  Borrower shall not
                              ------------------------
     engage in any contango transactions except for (a) the sale of the linefill contained in the All American Pipeline permitted hereunder and (b) other such transactions to which Borrower is committed as of December 1, 1999, which have been disclosed to Lenders in writing, and which do not in the aggregate exceed $28,000,000.

     (S) 2.17. Events of Default.  Section 8.1 of the Original Agreement is
               -----------------
hereby amended by adding a new subsection (m) to read as follows:

               (m) General Partner shall fail to make on or after December 2, 1999, but on or before January 10, 2000, a loan to or other investment in Borrower in an amount not less than $50,000,000, which loan shall have been subordinated to the Obligations upon terms and conditions satisfactory to Administrative Agent, or Borrower shall use any proceeds of such loan or investment to pay any portion of the Identified Loss.

     (S) 2.18. Schedules.  Schedules 1 and 2 to the Original Agreement are
               ---------
hereby deleted in their entirety and replaced with Schedules 1 and 2 hereto.
Schedule 8 hereto is hereby added to the Original Agreement.

     (S) 2.19. Waiver.  This Amendment, upon its effectiveness as provided in
               ------
(S) 3.1, shall waive (i) the violations of Sections 7.6, 7.11, 7.15, and 7.16 of the Original Agreement by Borrower on and prior to the date hereof, based upon unauthorized trading activities disclosed by Plains MLP in its press release of November 29, 1999, (ii) the Events of Default arising under Sections 8.1(f), 8.1(g), 8.1(l) of the Original Agreement on and prior to the date hereof, based upon unauthorized trading activities disclosed by Plains MLP in its press release of November 29, 1999 and (iii) those Defaults and Events of Default occurring on or before December 1, 1999 resulting from the foregoing, based upon unauthorized trading activities disclosed by Plains MLP in its press release of November 29, 1999.

     (S) 2.20. Consent.  Each Lender a party hereto hereby consents to (i) the
               -------
sale by All American of the linefill carried in the All American Pipeline during the period from December 1, 1999 through February 29, 2000 as is contracted for on the date of this Amendment, (ii) any earlier monetization of such linefill and the contracts for the sale thereof (including, without limitation, a sale or loan with recourse limited to such linefill and contracts), (iii) the retention of the proceeds of such sale or monetization in a cash collateral account within the control of "Administrative Agent" under the All American Agreement to secure, on a first priority basis, the Indebtedness under the All American Agreement and, on a second priority basis, the Obligations, in accordance with the Intercreditor Agreement, (iv) the delivery of such proceeds to Borrower by the Administrative Agent from time to time upon request by Borrower for the payment of accounts payable of Borrower on the date such payables are actually paid and (v) the release of the Lien under the Security Documents on such linefill and such proceeds upon use of such proceeds for such purpose. The Restricted Persons agree that the portion of such transferred proceeds owned by All American shall be made as a loan from All American to Borrower, and that such loan shall be evidenced in a manner satisfactory to the Administrative Agent and shall be subordinated to the Obligations under the Credit Agreement and to the Indebtedness under the All American Credit Agreement on terms and conditions satisfactory to the Administrative Agent.

                  ARTICLE III. -- Conditions of Effectiveness
                                  ---------------------------

     (S) 3.1.  Effective Date.  This Amendment shall become effective as of the
               --------------
date first above written when and only when:

               (a) Administrative Agent shall have received, at Administrative Agent's office: (i) a counterpart of this Amendment executed and delivered by Borrower, All American, Plains MLP, Administrative Agent, and Majority Lenders, (ii) new Notes, renewing and increasing the Notes issued pursuant to the Original Agreement, executed and delivered by Borrower to each Lender as of the date hereof, (iii) a certificate of a duly authorized officer of General Partner (A) stating that all of the representations and warranties set forth in Article IV hereof are true and correct at and as of the time of such effectiveness, (B) stating that no Material Adverse Change shall have occurred other than the Identified Loss, and (C) having attached thereto as an exhibit a copy of resolutions duly adopted by the Board of Directors of General Partner in full force and effect at the time that this Amendment is entered into, and containing such other certifications as shall be required by Administrative Agent, in form and substance acceptable to Administrative Agent, (iv) an opinion of Fulbright & Jaworski, L.L.P., special Texas and New York counsel to Restricted Persons, in form and substance acceptable to Administrative Agent in Administrative Agent's sole and absolute discretion, and (v) an opinion of Michael R. Patterson, General Counsel for Restricted Persons.

               (b) Each "Underwriter" (as defined in that certain letter agreement of even date herewith among certain Lenders and Borrower) shall have received a report, in form and substance satisfactory to such Persons, prepared by Arthur Andersen & Co. regarding its review of the accounting records, loss assessments, transaction reviews, borrowing base reports, cash flow methodology, and letter of credit requirements of the Restricted Persons.

               (c) Borrower shall have used its best efforts to have pledged all of the outstanding limited partnership interests in Plains Scurlock Permian, L.P. as Collateral pursuant to Security Documents satisfactory to Administrative Agent, such Collateral to be "Marketing Priority Collateral" (as such term is defined in the Intercreditor Agreement).

               (d) General Partner shall have made on or after November 21, 1999 a loan to Borrower in an amount not less than $64,000,000 and each of General Partner and Borrower shall have certified the making of such loan, which loan shall have been subordinated to the Obligations upon terms and conditions satisfactory to Administrative Agent.

               (e) Amendments to the Security Documents amending the description of secured indebtedness therein to reflect the Maximum Facility Amount, together with favorable opinions of local counsel for the states of Arizona, California, New Mexico and Oklahoma, as requested by and satisfactory to Administrative Agent.

               (f) Documents satisfactory to Administrative Agent regarding the sale of the linefill contained in the All American Pipeline.

               (g) Payment of all underwriting, agency and other fees required to be paid to any Lender pursuant to any Loan Documents and all fees and expenses of Thompson & Knight LLP, and Vinson & Elkins, L.L.P. counsel to Administrative Agent.

               (h) A contemporaneous amendment to the All American Credit Agreement executed by all "Lenders" under the All American Agreement amending the All American Credit Agreement to permit the increased Maximum Facility Amount, amending other provisions therein, and waiving all existing Defaults and Events of Default as of the date hereof, in form satisfactory to Administrative Agent.

               (i) Administrative Agent shall have received all documents and instruments which Administrative Agent has then requested, in addition to those described in the foregoing (S) 3.1(a) through and including (S) 3.1(g).

               (j) Administrative Agent shall have received assurances from Borrower that Borrower will be able to monetize the Letter of Credit contracts for the sale of the linefill contained in the All American Pipeline as required by Section 6.21 of the Credit Agreement.

               (k) Administrative Agent shall have received satisfactory evidence that the Sempra "rings" transactions (as described to Lenders by Borrower) shall have been effectuated and closed on or prior to December 1, 1999.


                 ARTICLE IV. -- Representations and Warranties
                                ------------------------------

     (S) 4.1.  Representations and Warranties of Plains MLP and Borrower.  In
               ---------------------------------------------------------
order to induce Administrative Agent and Lenders to enter into this Amendment, Plains MLP and Borrower represent and warrant to Administrative Agent and each Lender that:

               (a) The representations and warranties contained in Article V of the Original Agreement are true and correct at and as of the time of the effectiveness hereof, except to the extent that such representation and warranty was made as of a specific date.

               (b) Each Restricted Person is duly authorized to execute and deliver this Amendment, and Borrower is and will continue to be duly authorized to borrow and perform its obligations under the Credit Agreement. Each Restricted Person has duly taken all corporate action necessary to authorize the execution and delivery of this Amendment and to authorize the performance of their respective obligations hereunder.

               (c) The execution and delivery by each Restricted Person of this Amendment, the performance by each Restricted Person of its respective obligations hereunder, and the consummation of the transactions contemplated hereby, do not and will not conflict with any provision of law, statute, rule or regulation or of the constituent documents of any Restricted Person, or of any material agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, or result in the creation of any lien, charge or encumbrance upon any assets or properties of any Restricted Person, except in favor of Administrative Agent for the benefit of Lenders and other Permitted Liens. Except for those which have been duly obtained, no consent, approval, authorization or order of any court or governmental authority or third party is required in connection with the execution and delivery by any Restricted Person of this Amendment or to consummate the transactions contemplated hereby.

               (d) When this Amendment has been duly executed and delivered, each of the Loan Documents, as amended by this Amendment, will be a legal and binding instrument and agreement of each Restricted Person, enforceable in accordance with its terms,

     (subject, as to enforcement of remedies, to applicable bankruptcy, insolvency and similar laws applicable to creditors' rights generally and to general principles of equity).

               (e) No Material Adverse Change has occurred other than the Identified Loss.

                          ARTICLE V. -- Miscellaneous
                                        -------------

     (S) 5.1.  Ratification of Agreements; Release.  The Original Agreement, as
               -----------------------------------
hereby amended, is hereby ratified and confirmed in all respects. The Loan Documents (including but not limited to each Guaranty), as they may be amended or affected by this Amendment, are hereby ratified and confirmed in all respects by each Restricted Person to the extent a party thereto. Any reference to the Credit Agreement in any Loan Document shall be deemed to refer to this Amendment also. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document. As further consideration and to induce each Lender Party to enter into and grant the accommodations contained in this Amendment, EACH RESTRICTED PERSON - ON BEHALF OF ITSELF AND, TO THE EXTENT IT IS PERMITTED BY LAW OR IS OTHERWISE EXPRESSLY AUTHORIZED TO DO SO, ON BEHALF OF ALL OF ITS AFFILIATES (COLLECTIVELY, "RELEASING PARTIES") -- HEREBY GENERALLY RELEASE AND FOREVER DISCHARGE EACH LENDER PARTY AND EACH OF THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, "RELEASED PARTIES"), FROM ANY AND ALL CLAIMS, DEMANDS, AND CAUSES OF ACTION OF WHATEVER KIND OR CHARACTER WHICH SUCH RELEASING PARTY HAS, OR MAY HAVE IN THE FUTURE, BASED ON ANY ACTIONS, FAILURES TO ACT, OR EVENTS THAT HAVE OCCURRED PRIOR TO THE EFFECTIVE DATE HEREOF, WHICH IN ANY WAY RELATE TO OR ARE BASED UPON (I) ANY TRANSACTIONS OF ANY KIND AMONG THE RELEASING PARTIES , ON THE ONE HAND, AND THE RELEASED PARTIES, ON THE OTHER HAND, OR (II) ANY ACTUAL OR ALLEGED NEGOTIATIONS, DISCUSSIONS, REPRESENTATIONS, WARRANTIES, PROMISES, OR OTHER UNDERTAKINGS BY RELEASED PARTIES IN CONNECTION WITH ANY OF THE FOREGOING (THE "RELEASED CLAIMS"). THIS RELEASE IS TO BE CONSTRUED AS THE BROADEST TYPE OF GENERAL RELEASE AND COVERS AND RELEASES ANY AND ALL RELEASED CLAIMS, WHETHER KNOWN OR UNKNOWN AND HOWEVER OR WHENEVER ARISING, WHETHER BY CONTRACT OR AGREEMENT, AT LAW OR UNDER ANY STATUTE (INCLUDING WITHOUT LIMITATION ANY LAW OR STATUTE PERTAINING TO NEGLIGENCE, GROSS NEGLIGENCE, STRICT LIABILITY, FRAUD, DECEPTIVE TRADE PRACTICES, NEGLIGENT MISREPRESENTATION, SECURITIES VIOLATIONS, BREACH OF FIDUCIARY DUTY, BREACH OF CONTRACT, TRADE REGULATION, REGULATION OF BUSINESS OR COMPETITION, CONSPIRACY OR RACKETEERING), OR OTHERWISE ARISING, AND EXPRESSLY INCLUDING ANY CLAIMS FOR PUNITIVE OR EXEMPLARY DAMAGES, ATTORNEYS' FEES, OR PENALTIES. TO THE EXTENT THAT ANY RELEASED CLAIMS WITH RESPECT TO RELEASED PARTIES HAVE NOT BEEN RELEASED BY THIS LETTER AGREEMENT, EACH RELEASING PARTY HEREBY ASSIGN S SUCH RELEASED CLAIMS TO RELEASED PARTIES.

     (S) 5.2.  Ratification of Security Documents.  Restricted Persons,
               ----------------------------------
Administrative Agent, and Lenders each acknowledge and agree that any and all indebtedness, liabilities or obligations arising under or in connection with the LC Obligations, as amended hereby, or the Notes, as amended hereby, are Obligations and are secured indebtedness under, are guarantied by, and are secured by, each and every Security Document to which any Restricted Person is a party. Each

Restricted Person hereby re-pledges, re-grants and re-assigns a security interest in and lien on every asset of the such Restricted Person described as Collateral in any Security Document and re-guaranties all Obligations, as amended hereby.

     (S) 5.3.  Ratification of Intercreditor Agreement.  Each Lender hereby
               ---------------------------------------
acknowledges and confirms that all Obligations under the Credit Agreement, as amended hereby, and the "Obligations" under the All American Credit Agreement, as amended on the date hereof, shall be and shall remain subject to the terms and entitled to the benefits of the Intercreditor Agreement.

     (S) 5.4.  Survival of Agreements.  All representations, warranties,
               ----------------------
covenants and agreements of the Restricted Persons herein shall survive the execution and delivery of this Amendment and the performance hereof, including without limitation the making or granting of each Loan, and shall further survive until all of the Obligations are paid in full. All statements and agreements contained in any certificate or instrument delivered by any Restricted Person hereunder or under the Credit Agreement to Administrative Agent or any Lender shall be deemed to constitute representations and warranties by, or agreements and covenants of, such Restricted Person under this Amendment and under the Credit Agreement.

     (S) 5.5.  Loan Documents.  This Amendment is a Loan Document, and all
               --------------
provisions in the Credit Agreement pertaining to Loan Documents apply hereto.

     (S) 5.6.  GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED
     --------------------------------------------------------------------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND ANY APPLICABLE LAWS OF
-------------------------------------------------------------------------------
THE UNITED STATES OF AMERICA IN ALL RESPECTS, INCLUDING CONSTRUCTION, VALIDITY
------------------------------------------------------------------------------
AND PERFORMANCE.
----------------

     (S) 5.7.  Counterparts.  This Amendment may be separately executed in
               ------------
counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Amendment.

     IN WITNESS WHEREOF, this Amendment is executed as of the date first above written.

                              PLAINS MARKETING, L.P.

                              By:   PLAINS ALL AMERICAN INC.,
                                    its general partner

                                    By: /s/ Phil Kramer
                                       --------------------------------
                                       Phil Kramer
                                       Executive Vice President


                              PLAINS ALL AMERICAN PIPELINE, L.P.

                              By:   PLAINS ALL AMERICAN INC.,
                                    its general partner

                                    By: /s/ Phil Kramer
                                       --------------------------------
                                       Phil Kramer
                                       Executive Vice President


                              ALL AMERICAN PIPELINE, L.P.

                              By:   PLAINS ALL AMERICAN INC.,
                                    its general partner

                                    By: /s/ Phil Kramer
                                       --------------------------------
                                       Phil Kramer
                                       Executive Vice President


                                    BANKBOSTON, N.A., as Administrative Agent and Lender

                                    By: /s/ Terrence Ronan, Director
                                       --------------------------------
                                       Terrence Ronan, Director


                                    FIRST UNION NATIONAL BANK, Lender


                                    By: /s/ Paul N. Riddle
                                       --------------------------------
                                       Name:  Paul N. Riddle
                                       Title: Senior Vice President


                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION, Lender


                                    By: /s/ Ann Rhoads
                                       --------------------------------
                                       Name:  Ann Rhoads
                                       Title: Vice President


                                    BANK OF AMERICA, N.A., Lender


                                    By: /s/ Irene C. Rummell
                                       -----------------------
                                       Name:  Irene C. Rummell
                                       Title: Vice President